                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                         -----------------------------

                                 JULY 19, 1998
                                (Date of Report)

                           NCI BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                       0-19885                       76-0127701
(State or other                 (Commission                  (I.R.S. Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



                                 7301 FAIRVIEW
                             HOUSTON, TEXAS  77041
                    (Address of principal executive offices)

                                 (713) 466-7788
                        (Registrant's telephone number,
                              including area code)

         As indicated in the Registrant's Form 8-K dated May 4, 1998, the financial statements and pro forma financial information required to be filed therewith were unavailable at such time. Such financial statements and pro forma financial information is now available. Accordingly, Item 7 of the Form 8-K dated May 4, 1998 is hereby amended to read in its entirety as follows:

         ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

                          (a)     Financial Statements of Business Acquired.

                          The following unaudited and audited Financial Statements of Amatek Holdings, Inc. and it subsidiaries are attached hereto and made a part hereof:

                                  (i)     Report of Ernst & Young LLP
                                  (ii)    Report of Deloitte & Touche LLP
                                  (iii)   Consolidated Balance Sheets as of
                                          March 31, 1998 (Unaudited) and as of
                                          December 31, 1997 and 1996
                                  (iv)    Consolidated Statements of
                                          Operations for the three months ended
                                          March 31, 1998 (Unaudited) and for the
                                          three years in the period ended
                                          December 31, 1997
                                  (v) Consolidated Statements of Cash Flows for the three months ended
                                          March 31, 1998 and March 31, 1997
                                          (Unaudited) and for the three years
                                          in the period ended December 31, 1997
                                  (vi)    Consolidated Statements of
                                          Stockholder's Equity for the three
                                          months ended March 31, 1998
                                          (Unaudited) and for the three years in
                                          the period ended December 31, 1997
                                  (vii)   Notes to Consolidated Financial
                                          Statements

                          (b)     Pro Forma Financial Information.

                          The following unaudited Pro Forma Financial
                          Information of NCI Building Systems, Inc. is attached hereto and made a part hereof:

                                  (i)        Pro Forma Condensed Combined
                                             Consolidated Balance Sheet
                                             (Unaudited) as of April 30, 1998
                                  (ii)       Pro Forma Condensed Combined
                                             Consolidated Statement of Income
                                             (Unaudited) for the Twelve Months
                                             Ended October 31, 1997
                                  (iii)      Pro Forma Condensed Combined
                                             Consolidated Statement of Income
                                             (Unaudited) for the Six Months
                                             Ended April 30, 1998

                          (c)     Exhibits.  The following exhibits are filed
                                             herewith:

                                   *2.1    Stock Purchase Agreement, dated
                                           March 25, 1998, by and among BTR
                                           Australia Limited and the
                                           Registrant, and joined therein for
                                           certain purposes by BTR plc

                                   *2.2    Letter Agreement, dated May 4, 1998,
                                           by and among the Registrant, BTR
                                           Australia Limited and BTR plc,
                                           amending the Stock Purchase
                                           Agreement

                                   23.1    Consent of Ernst & Young LLP

                                   23.2    Consent of Deloitte & Touche LLP

------------------------------------------
* Incorporated herein by reference from the Registrant's Form 8-K dated May 4, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           NCI BUILDING SYSTEMS, INC.
                                                  (Registrant)




                                           By:/s/ Robert J. Medlock
                                              ----------------------------------
                                              Robert J. Medlock, Vice President
                                              and Chief Financial Officer


                                           Dated: July 19, 1998

                                  CONSOLIDATED FINANCIAL STATEMENTS

                                AMATEK HOLDINGS, INC. AND SUBSIDIARIES

                                YEARS ENDED DECEMBER 31, 1997 AND 1996

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Auditors..........................................................................F-2

Independent Auditors' Report............................................................................F-3

Consolidated Balance Sheets as of March 31, 1998 (unaudited) and as of December 31, 1997 and 1996.............................................................................................F-4
Consolidated Statements of Operations for the three months ended March 31, 1998 and
   March 31, 1997 (unaudited) and for the three years in the period ended December 31,
   1997.................................................................................................F-5
Consolidated Statements of Cash Flows for the three months ended March 31, 1998 and
   March 31, 1997 (unaudited) and for the three years in the period ended December 31,
   1997.................................................................................................F-6
Consolidated Statements of Stockholder's Equity for the three months ended March 31,
   1998 (unaudited) and for the three years in the period ended December 31, 1997.......................F-7
Notes to Consolidated Financial Statements..............................................................F-8

                         Report of Independent Auditors

Stockholder
Amatek Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Amatek Holdings, Inc. and subsidiaries (the "Company"), as of December 31, 1997, and 1996, and the related consolidated statements of operations, cash flows, and stockholder's equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1995 financial statements of Metal Building Components, Inc., a wholly owned subsidiary, which statements reflect total revenues constituting 100% of the related consolidated totals. Those statements were audited by other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for 1995, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amatek Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP


Houston, Texas
July 14, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of
   Metal Building Components, Inc.

We have audited the accompanying consolidated statements of operations and of cash flows of Metal Building Components, Inc. and subsidiaries (the "Company") for the year ended December 31, 1995 (none of which are presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Houston, Texas
January 19, 1996

                     Amatek Holdings, Inc. and Subsidiaries

                          Consolidated Balance Sheets
                                 (In Thousands)


                                                              MARCH 31               December 31
                                                                1998           1997             1996
                                                             ----------      ----------      ----------
                                                            (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                                  $    1,345      $    7,012      $    3,622
  Accounts receivable:
   Trade, net of allowance for doubtful accounts of
     $576, $658, and $395                                        45,899          44,599          41,942
   Other                                                          3,737           6,659           2,835
  Inventories                                                    48,536          43,479          32,410
  Prepaid expenses                                                3,419           2,715           2,004
  Income taxes receivable                                            --             437              --
  Deferred tax asset                                              1,186           1,186             853
                                                             ----------      ----------      ----------
Total current assets                                            104,122         106,087          83,666

Property, plant, and equipment:
  Land                                                            6,227           5,916           4,390
  Buildings and improvements                                     41,425          40,845          31,104
  Machinery and equipment                                        90,283          88,354          72,381
  Construction-in-progress                                        7,116           8,272          11,659
                                                             ----------      ----------      ----------
                                                                145,051         143,387         119,534

  Less accumulated depreciation                                 (41,088)        (39,252)        (34,813)
                                                             ----------      ----------      ----------
                                                                103,963         104,135          84,721

Receivable from affiliate                                            --           1,364          19,261
Investments in and advances to DOUBLECOTE                        19,415          19,200          19,031
Intangible assets                                                13,612          13,652          13,822
Other assets                                                      5,871           5,325              --
                                                             ----------      ----------      ----------
Total assets                                                 $  246,983      $  249,763      $  220,501
                                                             ==========      ==========      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                           $    9,288      $   18,174      $   32,638
  Accrued liabilities                                            11,526          15,659          13,495
  Income taxes payable                                            4,854              --           2,544
                                                             ----------      ----------      ----------
Total current liabilities                                        25,668          33,833          48,677

Deferred tax liability                                           10,588          11,142           6,776

Stockholder's equity:
  Common stock - par value $-0-; 119,500, 3,500,
    3,500 shares issued and outstanding at March 31,
    1998, December  31, 1997, and December 31, 1996             182,172           2,600           2,600
  Additional paid-in capital                                      4,380           4,380           4,380
  Retained earnings                                              24,175         197,808         158,068
                                                             ----------      ----------      ----------
Total stockholder's equity                                      210,727         204,788         165,048
                                                             ----------      ----------      ----------
Total liabilities and stockholder's equity                   $  246,983      $  249,763      $  220,501
                                                             ==========      ==========      ==========

   See accompanying notes.

                     Amatek Holdings, Inc. and Subsidiaries


                      Consolidated Statements of Operations
                                 (In Thousands)



                                                THREE MONTHS ENDED
                                                     MARCH 31                          YEAR ENDED DECEMBER 31
                                                1998            1997            1997            1996            1995
                                             ----------      ----------      ----------      ----------      ----------
                                                   (Unaudited)


Sales                                        $   86,909      $   82,505      $  407,967      $  362,867      $  315,737
Cost of sales                                   (67,844)        (63,896)       (312,329)       (271,299)       (234,042)
                                             ----------      ----------      ----------      ----------      ----------
Gross profit                                     19,065          18,609          95,638          91,568          81,695

Selling, general, and administrative
   expenses                                      (9,598)         (8,543)        (36,637)        (29,652)        (24,900)
Equity in income (losses) of
   DOUBLECOTE                                      (161)           (170)             83            (304)         (1,293)
Interest income, net                                267             267           2,019           1,871           1,379
Unusual/nonrecurring gain                            --              --           3,284              --              --
                                             ----------      ----------      ----------      ----------      ----------
Income before income taxes                        9,573          10,163          64,387          63,483          56,881

Provision for income taxes                       (3,634)         (4,096)        (24,647)        (24,920)        (22,993)
                                             ----------      ----------      ----------      ----------      ----------
Net income                                   $    5,939      $    6,067      $   39,740      $   38,563      $   33,888
                                             ==========      ==========      ==========      ==========      ==========





See accompanying notes.

                     Amatek Holdings, Inc. and Subsidiaries


                      Consolidated Statements of Cash Flows
                                 (In Thousands)



                                                           THREE MONTHS ENDED
                                                                MARCH 31                          YEAR ENDED DECEMBER 31
                                                           1998            1997            1997            1996            1995
                                                        ----------      ----------      ----------      ----------      ----------
                                                              (Unaudited)


OPERATING ACTIVITIES
Net income                                              $    5,939      $    6,067      $   39,740      $   38,563      $   33,888
Adjustments to reconcile net income to net
  cash (used in) provided by operating
  activities:
      Depreciation and amortization                          2,019           1,639           6,844           5,477           4,136
      Provision for deferred income taxes                     (554)          1,866           4,033             716              82
      Provision for losses on accounts receivable
                                                               (82)          1,867             262            (266)             71
      Changes in operating assets and
        liabilities:
            Increase in accounts receivable -
              trade                                         (1,218)            924          (2,919)         (5,517)         (1,980)
            Increase in other accounts
              receivable                                     2,922          (1,357)         (3,824)         (2,326)            134
            Increase in inventories                         (5,057)            102         (11,069)         (6,744)          5,383
            Increase in prepaid expenses                      (704)            208            (711)         (1,163)           (123)
            (Increase) decrease in other
              assets                                          (546)             84          (5,962)          1,018            (432)
            (Decrease) increase in accounts
              payable and accrued liabilities              (13,019)        (18,808)        (12,300)         13,169           2,307
            (Decrease) increase in income
              taxes payable                                  4,854           1,053          (2,544)          1,239          (1,438)
                                                        ----------      ----------      ----------      ----------      ----------

Net cash (used in) provided by operating
  activities                                                (5,446)         (6,355)         11,550          44,166          42,028

INVESTING ACTIVITIES
Purchase of property, plant, and equipment                  (1,646)         (5,847)        (27,166)        (21,146)        (12,501)
Proceeds from sale of property, plant, and
  equipment                                                     --              --           1,632              73              32
Advances to and investments in
  DOUBLECOTE                                                  (376)           (369)            (86)         (2,000)         (2,835)
Cash paid for acquired business                                 --              --              --         (21,221)             --
                                                        ----------      ----------      ----------      ----------      ----------
Net cash used in investing activities                       (2,022)         (6,216)        (25,620)        (44,294)        (15,304)

FINANCING ACTIVITIES
Net borrowings under credit facilities                          --              --              --              --          (4,754)
Dividend Paid to Parent                                   (179,572)             --              --              --              --
Capital Contribution from Parent                           179,572              --              --              --              --
Proceeds to related party                                    1,801          13,549          17,460           1,080         (21,471)
                                                        ----------      ----------      ----------      ----------      ----------
Net cash provided by (used in) financing
  activities                                                 1,801          13,549          17,460           1,080         (26,225)
                                                        ----------      ----------      ----------      ----------      ----------

Net (decrease) increase in cash and cash
  equivalents                                               (5,667)            978           3,390             952             499
Cash and cash equivalents at beginning of
  year                                                       7,012           3,622           3,622           2,670           2,171
                                                        ----------      ----------      ----------      ----------      ----------
Cash and cash equivalents at end of year                $    1,345      $    4,600      $    7,012      $    3,622      $    2,670
                                                        ==========      ==========      ==========      ==========      ==========

See accompanying notes.

                     Amatek Holdings, Inc. and Subsidiaries


                Consolidated Statements of Stockholder's Equity
                                 (In Thousands)



                                                        ADDITIONAL
                                           COMMON         PAID-IN       RETAINED
                                            STOCK         CAPITAL       EARNINGS          TOTAL
                                         ----------     ----------     ----------      ----------
Balance at December 31, 1994             $    2,600     $    4,380     $   85,617      $   92,597
   Net income                                    --             --         33,888          33,888
                                         ----------     ----------     ----------      ----------
Balance at December 31, 1995                  2,600          4,380        119,505         126,485
   Net income                                    --             --         38,563          38,563
                                         ----------     ----------     ----------      ----------
Balance at December 31, 1996                  2,600          4,380        158,068         165,048
   Net income                                    --             --         39,740          39,740
                                         ----------     ----------     ----------      ----------
Balance at December 31, 1997                  2,600          4,380        197,808         204,788
   Net income                                    --             --          5,939           5,939
Dividend to Parent                               --             --       (179,572)       (179,572)
Capital contribution from Parent            179,572             --             --         179,572
                                         ----------     ----------     ----------      ----------
Balance at March 31, 1998
   (Unaudited)                           $  182,172     $    4,380     $   24,175      $  210,727
                                         ==========     ==========     ==========      ==========





See accompanying notes.

                     Amatek Holdings, Inc. and Subsidiaries


                   Notes to Consolidated Financial Statements





1. OWNERSHIP AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

All outstanding common stock of Amatek Holdings, Inc. ("AHI"), is owned by Amatek Limited (the "Parent," which is an Australian company), a wholly owned subsidiary of BTR Nylex (an Australian company), which is ultimately owned by BTR plc (a British company). AHI is a manufacturer of steel roofing and siding products. Principal markets are in the continental United States.

The consolidated financial statements include the accounts of AHI and all majority-owned subsidiaries (the "Company"). The Company's investment in DOUBLECOTE, L.L.C. ("DOUBLECOTE"), is accounted for using the equity method (see
Note 9). All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of all cash balances and highly liquid investments which have a maturity of three months or less when acquired.

INVENTORY

Inventories are valued at the lower of cost or market, determined on the first-in, first-out method.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. The cost of repairs and maintenance is charged to operations as incurred. Depreciation of property, plant, and equipment is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Building and improvements                                          40 years
Machinery and equipment                                       4 to 13 years
Computer and office equipment                                 3 to 10 years

                     Amatek Holdings, Inc. and Subsidiaries

1. OWNERSHIP AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement generally requires a periodic review of long-lived assets for indications that their carrying amounts may not be recoverable, and governs the measurement and disclosure of any resulting impairment loss. Its application did not have a material impact on the Company's financial position or results of operations.

INCOME TAXES

The Company uses SFAS No. 109, Accounting for Income Taxes, in accounting for income taxes. This statement requires an asset and liability approach for financial accounting and reporting of income taxes.

INTANGIBLE ASSETS

Goodwill of $15,479,000, $15,333,000, and $14,777,000, which relates to the acquisition of certain assets and other stockholder interest at March 31, 1998 and December 31, 1997 and 1996, respectively, is being amortized on a straight-line basis over 20 years. Accumulated amortization of goodwill was $1,867,000, $1,681,000, and $955,000 as of March 31, 1998 and December 31, 1997
and 1996, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of the Company's financial instruments (cash, accounts receivable, and accounts payable) approximates fair value.

MANAGEMENT ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     Amatek Holdings, Inc. and Subsidiaries

1. OWNERSHIP AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain reclassifications have been made to 1996 financial information in order to conform to 1997 presentation.

In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial position as of March 31, 1998, and the results of operations and cash flows for each of the three-month periods ended March 31, 1998 and 1997. Although management believes the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual audited financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations and the cash flows for the three-month period ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

2. INVENTORIES

The components of inventories were as follows (in thousands):


                         MARCH 31           DECEMBER 31
                          1998          1997           1996
                       ----------     ----------     ----------
                       (Unaudited)

Raw materials          $   36,267     $   34,638     $   22,581
Finished goods             12,269          8,841          9,829
                       ----------     ----------     ----------
Total                  $   48,536     $   43,479     $   32,410
                       ==========     ==========     ==========


                     Amatek Holdings, Inc. and Subsidiaries

3. NOTES PAYABLE TO BANK

The Company had an overdraft line of credit facility for $10 million which terminated on March 31, 1998. There were no advances outstanding at March 31, 1998 and December 31, 1997 and 1996.

4. RELATED PARTY TRANSACTIONS

The Company periodically advances funds to its Parent and charges the Parent interest at a rate which approximates prime for net advances. In addition, the Company remits its federal income taxes payable to the Parent (see Notes 5 and 7). Based on intercompany lending rates for advances and payables with similar terms, the fair value of these advances approximates their carrying values.

5. FEDERAL INCOME TAX

The provisions for federal income taxes are composed of the following (in thousands):




                               MARCH 31                       DECEMBER 31
                           1998         1997         1997        1996        1995
                          -------      -------     -------     -------     -------
                             (Unaudited)


Current income taxes      $ 4,189      $ 2,229     $20,612     $24,203     $22,917
Deferred income taxes        (555)       1,867       4,035         717          76
                          -------      -------     -------     -------     -------
Total                     $ 3,634      $ 4,096     $24,647     $24,920     $22,993
                          =======      =======     =======     =======     =======


The effective income tax rate of the Company approximates the sum of the statutory federal income tax rate and certain state income tax rates less related federal tax benefit.

                     Amatek Holdings, Inc. and Subsidiaries

5. FEDERAL INCOME TAX (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):


                            MARCH 31                              DECEMBER 31
                              1998                       1997                      1996
                     ------------------------   -----------------------   ------------------------
                      CURRENT      LONG-TERM     CURRENT     LONG-TERM     CURRENT      LONG-TERM
                     ------------------------   -----------------------   ------------------------
                          (UNAUDITED)


Property             $     --      $(14,368)    $     --      $(14,069)   $     --     $ (9,442)
Insurance
  reserves                782                        782            --         461           --
Bad debt reserve          248                        248            --         147           --
Inventory                 183                        183            --         245           --
Deferred
 compensation
 and incentive
 plan                      --         3,780           --         2,931          --        2,660
Other                     (27)                       (27)           --          --           11
                     ----------------------     ----------------------    ---------------------

Total                $  1,186      $ 10,588     $  1,186      $(11,138)   $    853     $ (6,771)
                     ======================     ======================    =====================


Total deferred tax
 assets                            $  4,993                   $  4,346                 $  3,524
Total deferred tax
 liabilities                        (14,395)                   (14,298)                  (9,442)
                                   --------                   --------                 --------
Net deferred tax
 liability                         $ (9,402)                  $ (9,952)                $ (5,918)
                                   ========                   ========                 ========

6. LEASES

The Company leases certain equipment (primarily vehicles) and operating facilities under operating leases expiring at various dates through 2000. Total rental expense under operating leases was $1,514,000, $1,291,000, and $1,096,000 in 1997, 1996, and 1995, respectively.

Aggregate minimum lease payments under operating leases are as follows (in thousands):


  1998                                      $  508
  1999                                         567
  2000                                         391
  2001                                          72
                                            ------
                                            $1,538
                                            ======

                     Amatek Holdings, Inc. and Subsidiaries

7. SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest during the years ended December 31, 1997, 1996, and 1995 was $81,000, $80,000, and $131,000, respectively. Cash paid for income taxes during the years ended December 1997, 1996, and 1995 was $24,349,000, $21,402,000, and $23,639,000, respectively.

8. EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) savings plan for its full-time employees. The Company matches 100% of employee-elected pre-tax contributions to a maximum of 4% of their salaries. The Company's contributions were $1,132,000, $943,000, and $830,000 in 1997, 1996, and 1995, respectively.

An Incentive Compensation Plan (the "Plan") was established in 1992, in part because of the purchase of the minority interest of a partnership of which certain officers of the Company were limited partners. Under the terms of the Plan, an annual contribution is determined based upon the Company's earnings and revenues. Annual contributions are placed in trust (with the trustee, NationsBank) and vest to participants over a seven- to ten-year period. In the event that a participant voluntarily leaves the Company or is terminated for "good cause," the unvested portion of contributions to the Plan is forfeited to the Company. The contributions were $4,302,000, $3,714,000, and $2,766,000 for 1997, 1996, and 1995, respectively.

9. INVESTMENT IN DOUBLECOTE

The Company, through a subsidiary, owns 50% of the common stock in DOUBLECOTE, a corporate joint venture.

                     Amatek Holdings, Inc. and Subsidiaries

9. INVESTMENT IN DOUBLECOTE (CONTINUED)

Summarized financial information of DOUBLECOTE is as follows (in thousands):

                                                           MARCH 31              DECEMBER 31
                                                             1998            1997           1996
                                                       ---------------------------------------------
                                                          (Unaudited)

Current assets                                           $    9,210      $    8,165      $    7,266
Noncurrent assets                                            28,102          28,601          30,524
                                                         ----------      ----------      ----------
Total assets                                             $   37,312      $   36,766      $   37,790
                                                         ==========      ==========      ==========

Liabilities - advances from stockholder                  $   37,157      $   36,404      $   36,232
Other liabilities                                             1,505           1,390           2,753
Stockholder's equity:
   Contributed capital                                        2,000           2,000           2,000
   Accumulated deficit                                       (3,350)         (3,028)         (3,195)
                                                         ----------      ----------      ----------
Total liabilities and stockholder's equity               $   37,312      $   36,766      $   37,790
                                                         ==========      ==========      ==========

Sales                                                    $    6,427      $   30,348      $   28,034
Cost of sales                                                (5,722)        (26,150)        (24,682)
                                                         ----------      ----------      ----------
Gross profit                                                    705           4,198           3,352

Selling, general, and administrative expenses                  (303)         (1,080)           (964)
Interest expense                                               (724)         (2,952)         (2,997)
                                                         ----------      ----------      ----------
Net income (loss)                                        $     (322)     $      166      $     (609)
                                                         ==========      ==========      ==========

The facility owned by DOUBLECOTE was completed and began operations in 1995

DOUBLECOTE is charged interest at prime for advances by the Company. Total interest income earned by the Company was $1,500,000 in 1997 and 1996 and $1,465,000 in 1995.

                     Amatek Holdings, Inc. and Subsidiaries

10. LUBBOCK PLANT FIRE

In February 1997, the Company's Lubbock, Texas, plant sustained major damage from a fire. The Company has since rebuilt the plant, and resumed operations in July 1997.

The Company maintains insurance under one policy for both property damage and business interruption applicable to its production facilities. The policy provides coverage subject to a $25,000 deductible. Insurance recoveries as of December 31, 1997 included $1.5 million for property damage and $500,000 for business interruption. The Company is pursuing additional recoveries of $4 million related to the damage of the Lubbock plant.

Insurance recoveries for property damage associated with events of this type require the recognition of a new cost basis for the rebuilt facility. As a result, the Company has recognized a $3.3 million unusual/nonrecurring adjustment in its income statement for the year ended December 31, 1997. Total spending to restore the Lubbock plant was approximately $4.8 million.

11. ACQUISITION OF BUSINESS

On April 1, 1996, the Company purchased certain assets of Steelco Metal Construction Products and Construction Metals ("Steelco") for a total cost of approximately $21,221,000. Steelco was engaged in the manufacturing of steel roofing and siding products. The acquisition was accounted for as a purchase. The excess of the purchase price over the fair values of the net assets acquired of $11,266,000 has been recorded as goodwill and is being amortized over a period of 20 years. The statement of operations for 1996 includes the operating results of Steelco since the date of acquisition.

12. YEAR 2000 (UNAUDITED)

The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and is implementing its plan to resolve the issue. The Year 2000 problem is a result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or

                     Amatek Holdings, Inc. and Subsidiaries

12. YEAR 2000 (UNAUDITED) (CONTINUED)

miscalculation. The Company presently believes that, with modifications to existing software and converting to new software, the Year 2000 problem will not pose significant operational problems for the Company's computer systems as so modified and converted. However, if such modifications or conversions are not made, or not completed timely, the Year 2000 issue could have a material impact on the Company's operations.


13. COMMITMENTS AND CONTINGENCIES

In March 1998, the Company entered into an agreement with NCI Building Systems, Inc. to purchase 100% of the stock of the Company, which was effective May 4, 1998. Upon the successful completion of this acquisition, certain executives of the Company will receive compensation payments totaling approximately $8.5 million.

                 NCI BUILDING SYSTEMS INC./AMATEK HOLDINGS INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 APRIL 30, 1998
                                 (IN THOUSANDS)


                                                                                                          PRO FORMA
                                                 NCI             AHI           AHI            AHI        ACQUISITION     PRO FORMA
          ASSETS                              HISTORICAL      HISTORICAL    ADJUSTMENTS     ADJUSTED     ADJUSTMENTS     COMBINED
                                              ----------      ----------    -----------     --------     -----------     ---------
Current Assets:
   Cash and cash equivalents                    37,972          1,401        (1,401) B           --       (27,800) C       10,172
   Accounts receivable, net                     35,954         49,262                        49,262                        85,216
   Inventory, net                               40,725         49,107                        49,107                        89,832
   Deferred income taxes                         3,462          2,721                         2,721                         6,183
   Income tax receivable                            --          2,913                         2,913                         2,913
   Prepaid expenses                              1,233          3,541                         3,541                         4,774
                                               ------------------------------------------------------------------        --------
   Total current assets                        119,346        108,945        (1,401)        107,544       (27,800)        199,090

Property, plant and equipment                   74,381        145,804                       145,804                       220,185
Accumulated depreciation                       (22,623)       (41,704)                      (41,704)                      (64,327)
                                               ------------------------------------------------------------------        --------
                                                51,758        104,100            --         104,100            --         155,858

Goodwill                                        20,361         13,466            --          13,466       388,000  C      421,827

Capitalized debt issue costs                        --             --            --              --        10,822  L       10,822
Investment in and advances to DOUBLECOTE            --         19,473                        19,473                        19,473
Other assets                                     5,237          6,446                         6,466                        11,683
                                               ------------------------------------------------------------------        --------
Total assets                                   196,702        252,430        (1,401)        251,029       371,022         818,753
                                               ==================================================================        ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                47             --                            --        22,500  E       22,547
   Accounts payable                             14,993         14,584                        14,584                        29,577
   Accrued expenses                             13,658         10,299                        10,299         9,199  C       33,156
   Accrued income taxes                           (662)         2,202                         2,202                         1,540
                                               ------------------------------------------------------------------        --------
   Total current liabilities                    28,036         27,085            --          27,085        31,699          86,820

Long-term debt, non-current portion              1,653             --                            --       517,500  E      519,153
Deferred income taxes                            2,596         13,468                        13,468                        16,064

Shareholders' equity:
   Common stock                                     83        182,172                       182,172      (182,163) F           90
   Additional paid-in capital                   55,262          4,380                         4,380        27,813  F       87,455
   Retained earnings                           109,072         25,325        (1,401) B       23,924       (23,825) F      109,171
                                               ------------------------------------------------------------------        --------
   Total shareholders' equity                  164,417        211,877        (1,401)        210,476      (178,177)        196,716
                                               ------------------------------------------------------------------        --------
Total liabilities and shareholders' equity     196,702        252,430        (1,401)        251,029      (371,022)        818,753
                                               ==================================================================        ========

                 NCI BUILDING SYSTEMS INC./AMATEK HOLDINGS INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                        TWELVE MONTHS ENDED OCTOBER 31, 1997
                                              --------------------------------------------------------

                                                    HISTORICAL             Pro Forma
                                              ----------------------      Acquisition        Pro Forma
                                                 NCI         AHI          Adjustments         Combined
                                              ----------  ----------      -----------      -----------

Revenue                                      $  407,751      $  407,967     $       --     $  815,718
Cost of sales                                   299,407         312,329             --        611,736 D
                                             ----------      ----------     ----------     ----------
Gross profit                                    108,344          95,638             --        203,982

Selling, general and administrative costs        66,055          36,637          9,700  H     108,646 D
                                                                                (3,746) H


                                             ----------      ----------     ----------     ----------
Income from operations                           42,289          59,001         (5,954)        95,336

Equity income (loss) in DOUBLECOTE                   --              83             --             83
Nonrecurring gain                                    --           3,284             --          3,284
Interest expense                                   (163)             --        (42,050) I     (44,377)
                                                                                (2,164) I

Other income                                      1,999           2,019         (1,390) J       2,628

                                             ----------      ----------     ----------     ----------
Income (loss) before taxes                       44,125          64,387        (51,558)        56,954
Tax provision                                    16,238          24,647        (15,488) K      25,397

                                             ----------      ----------     ----------     ----------
Net income                                   $   27,887      $   39,740     $  (36,070)    $   31,557
                                             ==========      ==========     ==========     ==========

Weighted average shares - basic                   8,056              --            700          8,756
Weighted average shares - diluted                 8,535              --            700          9,235
                                             ==========                                    ==========

Net income per share - basic                       3.46              --             --           3.60
Net income per share - diluted               $     3.28              --             --     $     3.42
                                             ==========                                    ==========

                 NCI BUILDING SYSTEMS INC./AMATEK HOLDINGS INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)







                                                                    SIX MONTHS ENDED APRIL 30, 1998
                                                    ---------------------------------------------------------


                                                             HISTORICAL             Pro Forma
                                                    ---------------------------    Acquisition       Pro Forma
                                                         NCI            AHI        Adjustments       Combined
                                                    ------------   ------------    ------------     ------------


Revenue                                             $    192,672   $    232,864    $         --     $    425,536
Cost of sales                                            140,621        183,815              --          324,436 D
                                                    ------------   ------------    ------------     ------------
Gross profit                                              52,051         49,049              --          101,100

Selling, general and administrative costs                 34,030         31,822           4,850  H        61,437 D
                                                                                           (700) H
                                                                                         (8,565) G

                                                    ------------   ------------    ------------     ------------
Income from operations                                    18,021         17,227           4,415           39,663

Equity income (loss) in DOUBLECOTE                            --            (57)             --              (57)
Nonrecurring gain                                             --          3,284              --            3,284
Interest expense                                             (84)            --         (21,025) I       (22,191)
                                                                                         (1,082) I

Other income                                               1,492          1,219            (695) J         2,016
                                                    ------------   ------------    ------------     ------------
Income (loss) before taxes                                19,429         21,673         (18,387)          22,715
Tax provision                                              6,981          8,196          (5,009) K        10,168

                                                    ------------   ------------    ------------     ------------
Net income                                          $     12,448   $     13,477    $    (13,378)    $     12,546
                                                    ============   ============    ============     ============

Weighted average shares - basic                            8,195             --             700            8,895
Weighted average shares - diluted                          8,693             --             700            9,393
                                                    ============                                    ============

Net income per share - basic                                1.52             --              --             1.41
Net income per share - diluted                      $       1.44             --              --     $       1.34
                                                    ============                                    ============

                           NCI BUILDING SYSTEMS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS


(A) BASIS OF PRESENTATION - The Unaudited Pro Forma Condensed Combined financial statements are presented to give pro forma effect to the acquisition of Amatek Holdings, Inc. and Subsidiaries (AHI).

     The purchase method of accounting has been used in preparing the Unaudited Pro Forma Condensed Combined Financial Statements of the Company with respect to the acquisition of AHI. The statement of income for the six months ended April 30, 1998 and fiscal year ended October 31, 1997 combines the results of operations for the Company's six months ended April 30, 1998 and fiscal year ended October 31, 1997 with AHI's results for the six months ended April 30,1998 and fiscal year ended December 31, 1997, respectively. Purchase accounting values have been assigned on a preliminary basis and will be adjusted upon the completion of a valuation study.

(B) The unaudited condensed balance sheets for AHI as of December 31, 1997 and April 30, 1998 have been adjusted to exclude the cash not acquired as subject to the stock purchase agreement.

(C) To reflect the purchase of AHI for consideration of $550 million in cash plus $32 million in equity issued to AHI employees to replace the management incentive plan in place at AHI. In addition, there are estimated to be $18 million in transaction costs. Goodwill has been preliminarily calculated as follows:

     Purchase Price
       Cash                        $550,000
       Equity issued                 32,200
     Estimated transaction costs     17,800

     Less: Net assets acquired      212,000
                                   --------
     Goodwill                      $388,000

(D) Anticipated synergies and cost savings resulting from internal rather than third party coating of NCI products, plant consolidations, sales and marketing consolidation, purchasing efficiencies and administrative cost savings and efficiencies of approximately $15 million annually has not been reflected in the above unaudited pro forma condensed combined financial statements.

(E) For purposes of the unaudited pro forma condensed combined balance sheets, the proceeds for the AHI acquisition were assumed to have been provided with $27.8 million of available cash and additional borrowings as follows:

        AHI net assets acquired,
        plus excess of purchase price over net assets             $600,000

        Less:
        Excess cash used to fund acquisition                        27,800
        Equity issued                                               32,200
                                                                  --------
                                                                  $540,000

        Current portion                                            $22,500
        Long-term portion                                         $517,500

(F) To record the elimination of the AHI stock acquired, offset by the impact on shareholder's equity of the additional 700,000 shares of NCI common stock issued to certain officers and employees of AHI in exchange for their interests in AHI's management incentive plan.

                           NCI BUILDING SYSTEMS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

(G) To record elimination of compensation paid to certain management of AHI due to change in ownership control of AHI.

(H) To record additional amortization expense associated with the goodwill generated from the AHI acquisition (assigned useful life of 40 years), offset by elimination of a management incentive charge incurred by AHI on a historical basis ($3.746 million for the year, $0.7 million for the six months).

(I) To record additional interest expense and amortization of debt issuance costs related to debt incurred in connection with the acquisition of AHI.

(J) To eliminate income from daily cash investment interest income for the portion of the Company's excess cash utilized for the acquisition.

(K)  To record the tax effect on the pro forma adjustments.

(L)  To record cost related to the issuance of debt, as discussed in Note (E).

                                 EXHIBIT INDEX


             *2.1 Stock Purchase Agreement, dated March 25, 1998, by and among BTR Australia Limited and the Registrant, and joined therein for certain purposes by BTR plc

             *2.2 Letter Agreement, dated May 4, 1998, by and among the Registrant, BTR Australia Limited and BTR plc, amending the Stock Purchase Agreement

             23.1    Consent of Ernst & Young LLP

             23.2    Consent of Deloitte & Touche LLP

-----------------------
* Incorporated herein by reference from the Registrant's Form 8-K dated May 4, 1998.